Exhibit 3.71

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “WELLS REIT II-UNIVERSITY CIRCLE, L.P.”, FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 2005, AT 6:24 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4013676 8100	AUTHENTICATION:	4084545
050657523	DATE:	08–11–05

State of Delaware Secretary of State Division of Corporations Delivered 06:23 PM 08/09/2005 FILED 06:24 PM O8/09/2005 SRV 050657523 - 4013676 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WELLS REIT II – UNIVERSITY CIRCLE, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.	The name of the limited partnership is Wells REIT II – University Circle. L.P. (the “Partnership”).

2.	The address of the Partnership’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

3.	The name and mailing address of the general partner of the Partnership are as follows:

Wells REIT II – University Circle, LLC

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

IN WITNESS WHEREOF, Wells REIT II – University Circle, LLC, as the general partner of the Partnership, has executed this Certificate of Limited Partnership of Wells REIT II – University Circle, L.P. this 8th day of August, 2005.

WELLS REIT II – University Circle, LLC, a Delaware limited liability company, its general partner

By:		Wells Operating Partnership IL L.P., a Delaware limited partnership, its sole member

	By:	Wells Real Estate Investment Trust II, Inc. a Maryland corporation, its general partner

By:
			Name:	Douglas P. Williams
			Title:	Executive Vice President

August 10, 2005

Ms. Jin Song

CT Corporation System

1201 Peachtree Street, NE

Atlanta, GA 30361

Re:       Consent for Use of Name “Wells REIT II – University Circle, L.P.

Dear Ms. Song:

This letter is provided on behalf of Wells REIT II -University Circle, LLC (the “University Circle LLC”), to confirm to the Delaware Secretary of State that the University Circle LLC is aware, and consents to the use, of the name “Wells REIT II – University Circle, L.P.”, an affiliated entity.

I am authorized to act on behalf to the University Circle LLC.

If you have any questions about this matter, please contact our legal counsel, Jennifer Leung, at DLA Piper Rudnick Gray Cary US LLP, who may be reached at (415) 659-7076.

Sincerely yours,

Douglas P. Williams, President

Wells REIT II – University Circle, LLC

[illegible]

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “WELLS REIT II-UNIVERSITY CIRCLE, L.P.” IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE ELEVENTH DAY OF AUGUST, A.D. 2005.

	Harriet Smith Windsor, Secretary of State
4013676 8300	AUTHENTICATION:	4084548
050657523	DATE:	08–11–05